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               THE BF GOODRICH COMPANY

EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                          Three months ended Sept. 30,     Nine months ended Sept. 30,
                                                          ----------------------------    -----------------------------
                                                             1995             1994           1995               1994
                                                          -----------     -----------     -----------      ------------
                                                                  (Dollars in millions, except per share amounts)

PRIMARY EARNINGS PER SHARE:

  Number of Shares:
  Average number of shares outstanding                     26,069,928      25,796,146      25,922,917        25,712,957
  Effect of dilutive stock options                            221,282          34,500         135,749            29,106
                                                          -----------     -----------     -----------      ------------
  Total average number of common and common
    equivalent shares outstanding                          26,291,210      25,830,646      26,058,666        25,742,063
                                                          ===========     ===========     ===========      ============

  Income:
  Income from continuing operations                       $      32.9     $      23.3     $      94.8      $       46.7
  Dividends on preferred stocks                                  (0.5)           (2.0)           (4.4)             (6.0)
  Premium on preferred stocks redeemed                           (1.2)             --            (1.2)               --
  Income from discontinued operations                              --            10.0              --              10.0
                                                          -----------     -----------     -----------      ------------
  Net income applicable to Common Stock                   $      31.2     $      31.3     $      89.2      $       50.7
                                                          ===========     ===========     ===========      ============

  Per share amounts:
  Continuing operations                                   $      1.19     $      0.82     $      3.42      $       1.58
  Discontinued operations                                          --            0.39              --              0.39
                                                          -----------     -----------     -----------      ------------
  Net income per share                                    $      1.19     $      1.21     $      3.42      $       1.97
                                                          ===========     ===========     ===========      ============

FULLY DILUTED EARNINGS PER SHARE:

  Number of Shares:
  Average number of common shares
    outstanding from above                                 26,069,928      25,796,146      25,922,917        25,712,957
  Effect of dilutive stock options -
    based on the treasury method using
    last day's market price, if higher
    than average market price                                 292,374          34,623         306,079            29,586
  Average number of shares of Common
    Stock issuable if Convertible Preferred
    Stock was converted                                            -- (A)   1,999,800              -- (A)            -- (A)
                                                          -----------     -----------     -----------      ------------
  Total average number of common and common
    equivalent shares outstanding                          26,362,302      27,830,569      26,228,996        25,742,543
                                                          ===========     ===========     ===========      ============

  Income:
  Income from continuing operations                       $      32.9     $      23.3     $      94.8      $       46.7
  Dividends on Preferred Stocks                                  (0.5)           (2.0)           (4.4)             (6.0)
  Restore dividend on Convertible
    Preferred Stock                                                -- (A)         2.0              -- (A)            -- (A)
  Premium on preferred stock redeemed                            (1.2)             --            (1.2)               --
  Restore premium on preferred stock redeemed                      -- (A)          --              -- (A)            --
  Income from discontinued operations                              --            10.0              --              10.0
                                                          -----------     -----------     -----------      ------------
  Net income applicable to Common Stock                   $      31.2     $      33.3     $      89.2      $       50.7
                                                          ===========     ===========     ===========      ============

  Per share amounts:
  Continuing operations                                   $      1.18     $      0.84     $      3.40      $       1.58
  Discontinued operations                                          --            0.36              --              0.39
                                                          -----------     -----------     -----------      ------------
  Net income per share                                    $      1.18     $      1.20     $      3.40      $       1.97
                                                          ===========     ===========     ===========      ============
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(A) Anti-Dilutive